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                                                                   Exhibit 10.23

                             RESTRICTED STOCK AWARD

         eLoyalty Corporation, a Delaware corporation (the "Company"), hereby grants to the individual whose name appears below (the "Participant"), pursuant to the provisions of the ELOYALTY CORPORATION _______ STOCK INCENTIVE PLAN (the "Plan"), a Restricted Stock Award (this "Award") of shares of its Common Stock, $0.01 par value per share (the "Restricted Shares"), as set forth below but only upon and subject to the terms and conditions set forth herein, in the Plan, and in Annex I hereto.

         All terms and conditions set forth in Annex I and the Plan are deemed to be incorporated herein in their entirety. All capitalized terms used in this Award and not otherwise defined herein have the respective meanings assigned to them in Annex I or the Plan.

         PARTICIPANT'S NAME:                             _______________________
         NUMBER OF RESTRICTED SHARES SUBJECT TO AWARD:   ______________
         DATE OF AWARD GRANT ("AWARD DATE"):             ______________

         VESTING PROVISIONS:

                  (a) The Participant's Restricted Shares will become vested in __________________ quarterly increments ______________________, beginning ________________ and ending __________________; provided that the Participant is employed by the Company on such dates. If the application of this paragraph (a) would result in the Participant vesting in a fraction of a share of Common Stock, such fractional share of Common Stock shall be rounded up to the next whole share, in which case adjustments may be made to future vesting increments to prevent exceeding the total number of Restricted Shares subject to the Award, as provided above.

                  (b) If the Participant's employment or service with the Company terminates for any reason other than death, Disability or Retirement before all of the Participant's Restricted Shares have become vested under this Award, the Participant's Restricted Shares that have not become vested will be forfeited on and after the effective date of the termination.

                  (c) If the Participant's employment or service with the Company is terminated on account of the Participant's death or Disability, all Restricted Shares that have not otherwise vested under this Award will then become fully vested as of the date of such event. For purposes of this Award, "Disability" means a physical or mental condition of a Participant resulting from a bodily injury, disease or mental disorder that renders the Participant eligible for benefits under the Company's long-term disability plan (as in effect as of the date of the Participant's termination of employment and regardless of whether the Participant is otherwise eligible for benefits under such plan), as determined by the Company in its sole discretion.

                  (d) If the Participant's employment or service with the Company terminates by reason of the Participant's retirement with the Company's approval at age 55 or greater and with at least 5 years of continuous service with the Company, or with the Company and its predecessor on a combined and uninterrupted basis ("Retirement"), an additional 20% of the Restricted Shares subject to this Award (but not in excess of the remaining number of Restricted Shares not yet vested under this Award) will then become fully vested as of the date of the Participant's Retirement.

                  (e) Notwithstanding the foregoing, if the Participant terminates employment or service with the Company because he or she has become employed by an affiliate or subsidiary of the Company, the Participant shall continue to vest in the Restricted Shares in accordance with the vesting schedule set forth in the preceding paragraph, and the Participant's cessation of employment or service with the Company shall not be deemed a forfeiture event hereunder.

                  (f) The Board of Directors will have the right to determine, in its sole discretion, how a Participant's leave of absence will affect the terms of this Award, including the vesting of Shares hereunder.

                  (g) The Company will not have any further obligations to the Participant under this Award if the Participant's Restricted Shares are forfeited as provided herein.


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GENERAL:

         This Award is subject to the provisions of the Plan, and will be interpreted in accordance therewith. In the event of a discrepancy between this Award, or any other material describing this Award or the Restricted Shares awarded hereunder, and the actual terms of the Plan, the Plan will govern in all respects. A copy of the Plan is available upon request by contacting the Legal Department at the Company's Lake Forest, Illinois office.

         IN WITNESS WHEREOF, this Award has been executed as of the Award Date set forth above.


                                     ELOYALTY CORPORATION


                                     By:
                                        ---------------------------------------
                                                   Kelly D. Conway
                                     Its: President and Chief Executive Officer





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                                     ANNEX I
                                       TO
                             RESTRICTED STOCK AWARD

         1. Meaning of Certain Terms. As used herein, the following terms have the meanings set forth below. "Board" means the Company's Board of Directors. "Code" means the Internal Revenue Code of 1986, as amended. References to this "Award," the "Restricted Shares" and "herein" are deemed to include the Restricted Stock Award and this Annex I to the Restricted Stock Award taken as a whole. This Annex I and the Restricted Stock Award are deemed to be one and the same instrument. The term "employment" shall have the meanings set forth in
Section 1.4 of the Plan. Other capitalized terms used herein without definition shall have the respective meanings set forth in the Restricted Stock Award or the Plan, as appropriate.

         2. Stock Certificates. The Company will issue certificates, or cause its transfer agent to maintain a book entry, for the Restricted Shares in the Participant's name. The Secretary of the Company, or the Company's transfer agent, will hold the certificates for the Restricted Shares, or such Restricted Shares will be maintained in a book entry, until the Restricted Shares are either: (i) forfeited; or (ii) vested. Any certificates that are issued for Restricted Shares will bear a legend in accordance with Section 5 hereof. The Participant's right to receive this Award hereunder is contingent upon the Participant's execution and delivery to the Company of all stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Restricted Shares in the event such Restricted Shares are forfeited in whole or in part. The Company, or its transfer agent, will release the Restricted Shares, as and when provided by Section 4 hereof.

         3. Rights as Stockholder. On and after the Award Date, and except to the extent provided in Section 8 hereof, the Participant will be entitled to all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares, the right to receive dividends and other distributions payable with respect to the Restricted Shares, and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, will be deposited with the Company and will be subject to the same restrictions as the Restricted Shares. If the Participant forfeits any rights he or she may have under this Award, the Participant shall, on the day following the event of forfeiture, no longer have any rights as a stockholder with respect to the forfeited portion of the Restricted Shares or any interest therein (or with respect to any Restricted Shares not then vested), and the Participant shall no longer be entitled to receive dividends on such stock or vote the Restricted Shares as of any record date occurring thereafter.

         4. Terms and Conditions of Distribution. The Company, or its transfer agent, will transfer the vested portion of the Restricted Shares to a brokerage account established by the Company on behalf of the Participant as soon as practicable after the Restricted Shares become vested. If the Participant dies before the Company has distributed any portion of vested Restricted Shares, the Company will transfer that portion of the vested Restricted Shares to a brokerage account established by the Company on behalf of the beneficiary designated by the Participant on a form provided by the Company for this purpose. If the Participant failed to designate a beneficiary, the Company will distribute certificates for the Restricted Shares in accordance with the Participant's will or, if the Participant did not have a will, the Restricted Shares will be distributed in accordance with the laws of descent and distribution. The Company will distribute certificates for any undistributed portion of vested Restricted Shares no later than six months after the Participant's death.

         The Committee may require the Participant, or the alternate recipient identified in the preceding paragraph, will be required to satisfy any potential federal, state, local or other tax withholding liability. Such liability must be satisfied at the time the Restricted Shares become "substantially vested" (as defined in the regulations issued under Section 83 of the Code). In order to satisfy the withholding, the Company shall withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date in an amount necessary to satisfy the amount of applicable taxes required to be withheld; provided, however, that in the event the Participant is subject to Section 16 of the Exchange Act, the Committee may require that the method of satisfying such an obligation be in compliance with
Section 16 and the rules and regulations thereunder.

         The Company will not make any distribution under this Section 4 before the first date any portion of the Restricted Shares may be distributed to the Participant without penalty or forfeiture under federal or state laws or regulations governing short swing trading of securities. In determining whether a distribution would result in such a penalty or forfeiture, the Company and


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the Committee may rely upon information reasonably available to them or upon representations of the Participant's legal or personal representative.

         5. Legend on Stock Certificates. If certificates for Restricted Shares are issued in the Participant's name under this Award before that portion of Restricted Shares becomes vested, the certificates shall bear the following legend, or any alternate legend that counsel to the Company believes is necessary or desirable to facilitate compliance with applicable securities laws:

         "The securities represented by this Certificate No. are subject to certain restrictions on transfer specified in the Restricted Stock Award dated as of, _____, between the issuer (the "Company") and _________, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

         The foregoing legend will be removed from the certificates evidencing the Restricted Shares after the conditions set forth in Section 4 hereof and the other vesting provisions of this Award have been satisfied.

         6. Delivery of Certificates. Despite the provisions of Section 2 hereof, the Company is not required to issue or deliver any certificates for vested Restricted Shares if at any time the Company determines that the listing, registration or qualification of the Restricted Shares upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of the Restricted Shares thereunder, unless such listing, registration, qualification, consent, approval or other action has been effected or obtained, free of any conditions not acceptable to the Company.

         7. No Right to Continue Employment or Service. Nothing in the Plan or this Award will be construed as creating any right in the Participant to continued employment or service with the Company, or as altering or amending the existing terms and conditions of the Participant's employment or service.

         8. Nontransferability. No interest of the Participant or any designated beneficiary in or under this Award will be assignable or transferable by voluntary or involuntary act or by operation of law, other than as set forth in
Section 4 hereof. Distribution of Restricted Shares will be made only to the Participant; or, if the Committee has been provided with evidence acceptable to it that the Participant is legally incompetent, the Participant's personal representative; or, if the Participant is deceased, to the designated beneficiary or other appropriate recipient in accordance with Section 4 hereof. The Committee may require personal receipts or endorsements of a Participant's personal representative, designated beneficiary or an alternate recipient. Any effort to otherwise assign or transfer the rights under this Award will be wholly ineffective, and will be grounds for termination by the Committee of all rights of the Participant and his or her beneficiary in and under this Award.

         9. Administration. The Compensation Committee (the "Committee") of the Board of Directors of the Company has the authority to manage and supervise the administration of the Plan. The Participant's rights under this Award are expressly subject to the terms and conditions of the Plan, including any required continued shareholder approval of the Plan, and to any guidelines the Committee adopts from time to time that are not inconsistent with the Plan.

         10. Interpretation; Governing Law. Any interpretation by the Committee of the terms and conditions of the Plan, this Award or any guidelines adopted as described in Section 9 hereof will be final. This Award and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, will be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of law.

         11. Binding Effect. This Award will be binding upon and will inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         12. Amendment and Waiver. The provisions of this Award may be amended or waived only with the prior written consent of the Company and the Participant, and no course of conduct or failure or delay in enforcing the provisions of this Award will affect the validity, binding effect or enforceability of this Award.


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